                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for use of the Commissioner Only (as permitted by Rule
    14a-6(c)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             THE MAXIM GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


       1) Title of each class of securities to which transaction applies:
                                                                         ----

       2) Aggregate number of securities to which transaction applies:
                                                                      -------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:
                                                           -------------------

       5) Total fee paid:
                          ---------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                    ------------------------------------

       2)   Form, Schedule or Registration Statement No.:
                                                         ---------------

       3)   Filing Party:
                          ------------------------------------

       4)   Date Filed:
                       --------------------------------------

                               [MAXIM LETTERHEAD]









                               November 18, 1998


Dear Stockholder:

         A Special Meeting of Stockholders ("Special Meeting") of The Maxim Group, Inc. (the "Company") will be held on Thursday, December 17, 1998 at 10:00 a.m., local time, at the Company's offices, 210 TownPark Drive, Kennesaw, Georgia 30144. You are cordially invited to attend.

         At the Special Meeting, you will be asked to approve (i) an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares and (ii) an amendment to the 1993 Stock Option Plan of the Company to increase the number of shares of Common Stock available for grant thereunder from 4,000,000 shares to 5,000,000 shares. The proposed increase in the number of shares of authorized Common Stock will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. The proposed increase in the number of shares available for grant under the 1993 Stock Option Plan is necessary in light of the recent acquisition by the Company of the retail store assets and related personnel of Shaw Industries, Inc., and will ensure the uninterrupted continuation of the 1993 Stock Option Plan.

         After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Special Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

         We look forward to seeing you at the Special Meeting.

                                         Very truly yours,



                                         A. J. NASSAR
                                         President and Chief Executive Officer

                             THE MAXIM GROUP, INC.
                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998


         The special meeting of shareholders of The Maxim Group, Inc. (the "Company") will be held on Thursday, December 17, 1998 at 10:00 a.m., at the principal office of the Company located at 210 TownPark Drive, Kennesaw, Georgia 30144, for the following purposes:

         (1) To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 25,000,000 shares to 75,000,000 shares;

         (2) To approve an amendment to the 1993 Stock Option Plan of the Company to increase the number of shares available for grant thereunder from 4,000,000 shares to 5,000,000 shares; and

         (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on November 13, 1998 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,



                                          A.J. NASSAR
                                          President and Chief Executive Officer


Kennesaw, Georgia
November 18, 1998

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             THE MAXIM GROUP, INC.
                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144


                        SPECIAL MEETING OF SHAREHOLDERS
                               DECEMBER 17, 1998

                            -----------------------

                                PROXY STATEMENT
                            -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Maxim Group, Inc. (the "Company") for the Special Meeting of Shareholders to be held on Thursday, December 17, 1998, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about November 18, 1998. The address of the principal executive offices of the Company is 210 TownPark Drive, Kennesaw, Georgia 30144.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Special Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Special Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the amendment to the Certificate of Incorporation and the amendment to the 1993 Stock Option Plan. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether the proposal to amend the Certificate of Incorporation has received sufficient votes for adoption. Since approval of the amendment to the Certificate of Incorporation requires the affirmative vote of holders of a majority of shares outstanding, a shareholder who fails to return a proxy or who abstains from voting on the proposal in his proxy will have functionally voted against the proposal. Abstentions and broker non-votes will not be counted as votes either in favor of or against the proposal to amend the 1993 Stock Option Plan.

         The record of shareholders entitled to vote at the Special Meeting was taken on November 13, 1998. On that date the Company had outstanding and entitled to vote ____________ shares of common stock, par value $.001 per share (the "Common Stock"), with each share entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of October 30, 1998, with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company during the year ended January 31, 1998, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.



NAME AND ADDRESS                                                         NUMBER OF SHARES        PERCENTAGE OF
OF BENEFICIAL OWNER                                                      BENEFICIALLY OWNED(1)       TOTAL
-------------------                                                      --------------------    -------------
A.J. Nassar(2)............................................                     1,220,480              6.0
  210 TownPark Drive
  Kennesaw, Georgia 30144
Richard A. Kaplan.........................................                       930,000              4.8
M.B. Seretean.............................................                       677,000              3.5
H. Stanley Padgett(3).....................................                       184,497               *
Thomas P. Leahey(4).......................................                        60,000               *
David E. Cicchinelli......................................                         3,000               *
James W. Inglis...........................................                             0               0
J. Michael Nixon..........................................                       115,000               *
Herb Wolk.................................................                       200,000              1.0
Julian D. Saul(5).........................................                     1,826,984              9.4
  702 Mt. Sinai Road
  Dalton, Georgia 30720
Linda Saul Schejola(6)....................................                     1,260,000              6.5
  Via Bottazzi, 2
  15057 Tortona (AI), Italy
FMR Corp.(7)..............................................                     1,206,100              6.2
  82 Devonshire Street
  Boston, Massachusetts 02109
Wellington Management Company, LLP(8).....................                     1,002,700              5.1
  75 State Street
  Boston, Massachusetts 02109
All directors and executive
  officers as a group
  (12 persons)(9).........................................                     3,475,856             16.9

--------------------

         * Less than one percent of outstanding shares

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 19,483,905 shares outstanding as of October 30, 1998, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 19,483,905 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2) Includes 715,480 shares of Common Stock subject to stock options exercisable within the next 60 days.

(3) Includes 166,320 shares of Common Stock subject to stock options exercisable within the next 60 days.

(4) Includes 60,000 shares of Common Stock subject to stock options exercisable within the next 60 days.

(5) According to a Schedule 13G dated October 12, 1998 filed with the Commission by Mr. Saul, his beneficial ownership (i) includes 18,947 shares owned individually by Mr. Saul and 1,808,037 shares owned by a trust of which Mr. Saul is the sole trustee, and (ii) excludes 63,016 shares owned by Mr. Saul's spouse, with respect to which he disclaims beneficial ownership. The Company makes no representation as to the accuracy or completeness of the information reported.

(6) According to a Schedule 13G dated October 12, 1998 filed with the Commission by Ms. Schejola, her beneficial ownership includes 12,631 shares owned individually by Ms. Schejola and 1,247,369 shares owned by a trust of which Ms. Schejola is the sole trustee. The Company makes no representation as to the accuracy or completeness of the information reported.

(7) According to a Schedule 13G dated February 14, 1998 filed with the Commission by FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR and each may be deemed to be members of a controlling group with respect to FMR. The Schedule 13G states that
         (i) Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR ("Fidelity"), is the beneficial owner of 956,400 shares of Common Stock as a result of acting as investment advisor to various registered investment companies (the "Funds"), (ii) Mr. Johnson, FMR (through its control of Fidelity) and the Funds each has sole power to dispose of the 956,400 shares owned by the Funds, and (iii) the power to vote all of the 956,400 shares resides with the Board of Trustees of the Funds. The
         Schedule 13G further states that (i) Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 249,700 shares of Common Stock as a result of it serving as investment manager of the institutional account(s) and (ii) each of Mr. Johnson and FMR (through its control of Fidelity Management) has sole voting and dispositive power over 249,700 shares of Common Stock owned by such institutional account(s). The Company makes no representation as to the accuracy or completeness of the information reported.

(8) Based on a Schedule 13G dated January 14, 1998 filed with the Commission by Wellington Management Company. The Company makes no representation as to the accuracy or completeness of the information reported.

(9) Includes an aggregate of 1,032,179 shares of Common Stock subject to stock options exercisable within the next 60 days.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended January 31, 1998 and 1997 and for the ten month transition period ended January 31, 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers").



                                                SUMMARY COMPENSATION TABLE
                                                                                                LONG TERM
                                                   ANNUAL COMPENSATION                        COMPENSATION
                                       ----------------------------------------------         ------------

                                                                               OTHER            NUMBER OF
            NAME AND                                                          ANNUAL             OPTIONS              OTHER
       PRINCIPAL POSITION            YEAR         SALARY        BONUS      COMPENSATION(1)       AWARDED          COMPENSATION
       ------------------            ----         ------        -----      ------------          -------          ------------
A.J. Nassar....................      1998        $350,012      $265,000         $2,375           275,000                  --
  President and Chief                1997         229,479            --          2,295           200,000                  --
  Executive Officer                  1996(2)      165,456        25,000          1,654           142,400 (3)              --

James W. Inglis (4).............     1998        $218,384       $75,000             --                --                  --
  Chief Operating Officer            1997         175,176            --                          200,000            $116,250(5)

H. Stanley Padgett..............     1998        $295,000            --             --            25,000            $ 10,926
  Senior Executive                   1997(6)      170,200            --             --                --                  --
  Vice President                     1996(7)      284,200            --             --                --                  --

Herb Biggers(8).................     1998        $173,828       $11,250             --            50,000                  --
  Chief Operating Officer            1997          51,330        21,250             --            50,000            $  5,626

Thomas P. Leahey................     1998        $ 96,147       $30,000         $1,436            25,000                  --
  Executive Vice President,          1997          75,762         6,195          1,125                --                  --
  Finance                            1996(2)       58,286            --             --                --                  --

-------------------------

(1)      Represents the Company's matching contribution under its 401(k) plan.

(2) Represents compensation for the ten-month period ended January 31, 1996, which period was the result of a change in the fiscal year end of the Company from March 31 to January 31.

(3) Includes options to purchase 40,000 shares of common stock which were subsequently canceled.

(4) Mr. Inglis resigned from his position as Chief Operating Officer of the Company in March 1998.

(5) Represents the discount to fair market value in connection with the purchase by Mr. Inglis of 50,000 shares of Common Stock from the Company in May 1996.

(6) Amounts indicated include compensation paid to Mr. Padgett by (i) the Company and Image subsequent to the acquisition of Image by the Company on August 30, 1996 and (ii) Image for the period from June 30, 1996 to August 30, 1996.

(7) Represents compensation paid to Mr. Padgett by Image for its fiscal year ended June 29, 1996.

(8) Mr. Biggers resigned from his position as Chief Operating Officer of the Company in July 1998.

EMPLOYMENT AGREEMENTS

         On June 4, 1997, the Company entered into an Employment Agreement with A.J. Nassar, pursuant to which Mr. Nassar serves as Chief Executive Officer of the Company. The Employment Agreement, which was amended on January 1, 1998, is for a term of three years, expiring on June 4, 2000, and provides for an annual base salary of $600,000 plus an annual bonus of $200,000 for each fiscal year in which the Company attains certain earnings targets established by the Board of Directors. The Employment Agreement will automatically renew unless it is earlier terminated or either the Company or Mr. Nassar elects not to renew the Employment Agreement. The Employment Agreement provides for certain severance payments to be paid to Mr. Nassar in the event of a change in control of the Company. In the event of a change in control, Mr. Nassar will be entitled, during the term of his Employment Agreement, to terminate his employment with the Company and, subject to certain adjustments, to receive a lump sum cash payment equal to two years' salary, as well as 12 months' provision of employee benefits and a pro rata portion of his annual bonus. In the event Mr. Nassar is terminated by the Company without cause, he will receive during the balance of his term of employment (not to exceed 24 months), the annual base salary which would otherwise be payable to Mr. Nassar had he remained in the employ of the Company. In addition, all unvested stock options will become immediately exercisable and Mr. Nassar will receive 12 months' provision of employee benefits and a pro rata portion of his annual bonus. The Employment Agreement contains non-compete and non- solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

         On August 30, 1996 and again on July 30, 1997, H. Stanley Padgett entered into amendments to his employment agreement with Image. Under the amended agreement, which will expire on July 30, 2000, Mr. Padgett serves as a Senior Executive Vice President of the Company and as the President and Chief Executive Officer of Image. Mr. Padgett will be entitled to receive an annual base salary of $295,000 which is subject to increase at the discretion of the Compensation Committee, plus certain specified benefits and other benefits generally available to other senior executive officers of Image. The employment agreement provides that the Compensation Committee may also grant an annual bonus to Mr. Padgett. In the event that Mr. Padgett's employment is terminated without cause, as defined under the agreement, he is entitled to a severance payment equal to the salary which would be owed to him through the remainder of the term of the agreement, but in no event less than one year's then-current salary, as well as a bonus equal to the average of the two prior years' annual bonuses. In addition, certain benefits shall be continued for a period of six months, and all unvested options held by Mr. Padgett which would vest in the year of termination shall vest in full. In the event of termination of Mr. Padgett's employment for any reason other than cause within 12 months after a change in control, the Company shall pay Mr. Padgett an amount equal to his annual base salary as then in effect, in lieu of any other severance payment, and shall continue certain benefits, including a company automobile and medical, life and disability insurance, for a period of six months. If Mr. Padgett's employment is terminated for cause, or if he voluntarily terminates his employment with Image, he shall not be entitled to a severance payment or bonus and shall be subject to a one-year noncompetition covenant.

Termination of employment includes death, disability, voluntary termination by the employee or involuntary termination by Image with or without cause, which would include a material change in position or responsibility.

COMPENSATION OF DIRECTORS

         Directors of the Company who are compensated as officers of the Company serve without compensation for their services as directors. All directors of the Company are reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and of any committees of the Board of Directors. In addition, from time to time, certain of the Company's outside directors assist in conducting workshops and orientation sessions for the Company's franchisees, for which they customarily have been paid consulting fees of $10,000 annually.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following persons served as members of the Compensation Committee of the Board of Directors during the year ended January 31, 1998: Richard A. Kaplan, J. Michael Nixon, M.B. Seretean and Herb Wolk. None of the members of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries. Except as set forth herein under "Certain Transactions," there were no material transactions between the Company and any of the members of the Compensation Committee during the fiscal year ended January 31, 1998.

STOCK OPTION PLAN

         The Company has adopted a 1993 Stock Option Plan (the "1993 Plan") for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the 1993 Plan. The 1993 Plan provides for the grant of options to purchase up to 4,000,000 shares of Common Stock (5,000,000 shares if the proposed amendment to the 1993 Plan is approved at the Special Meeting) at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% (110% in the case incentive stock options granted to a holder of 10% or more of the Common Stock) of the fair market value of the Common Stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the 1993 Plan. Incentive stock options granted pursuant to the 1993 Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or
(2) the date which is the fifth anniversary of the date an incentive stock option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

         The following table provides certain information concerning individual grants of stock options under the 1993 Plan made during the fiscal year ended January 31, 1998 to the Named Executive Officers:


                                            OPTION GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS
                                     -------------------------------------------------

                                                    % OF TOTAL                                             POTENTIAL REALIZABLE
                                                      OPTIONS                                                 VALUE AT ASSUMED
                                                     GRANTED TO        EXERCISE OR                         ANNUAL RATES OF STOCK
                                      OPTIONS       EMPLOYEES IN       BASE PRICE                          PRICE APPRECIATION FOR
                                      GRANTED          FISCAL            ($ PER        EXPIRATION              OPTION TERM (1)
             NAME                       (#)             YEAR              SHARE)          DATE                5%            10%
             ----                    ----------     ------------       -----------     ----------        ----------     ----------
A.J. Nassar...................       175,000(2)        13.5%            $11.00           5/01/07         $1,210,621     $3,067,954
                                     200,000(2)        15.3%             13.75                            1,729,459      4,382,791

James W. Inglis...............            --             --                 --          11/01/07                 --             --

H. Stanley Padgett............        25,000(3)        1.9%              13.75          11/01/07            216,182        547,849

Herb Biggers..................        50,000(4)        3.8%              11.50           5/01/07            361,614        916,402

Thomas P. Leahey..............        10,000(4)        0.8%              10.00           5/01/07             62,889        159,374
                                      15,000(3)        1.2%              13.75          11/01/07            129,709        328,709

------------------------------
(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.

(2)      Options are immediately exercisable.

(3) Options vest in increments of 20% per year commencing on November 1, 1998.

(4)      Options in increments of 20% per year commencing on May 1, 1998.

       The following table provides certain information concerning options exercised during fiscal 1998 and the value of unexercised options held by the Named Executive Officers as of January 31, 1998.


                                                                                 NUMBER OF
                                                                                UNEXERCISED          VALUE OF UNEXERCISED
                                                                             OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS
                                                                                  YEAR END           AT FISCAL YEAR-END (A)
                                                                             -----------------       ----------------------
                                              SHARES
                                            ACQUIRED ON        VALUE          EXER-      UNEXER-        EXER-      UNEXER-
NAME                                        EXERCISE (#)    REALIZED ($)    CISABLE     CISABLE       CISABLE      CISABLE
----                                       ------------     ------------    -------     -------     ----------    --------

A.J. Nassar.........................                --              --      705,960      19,040     $3,824,852    $103,768

James W. Inglis.....................                --              --      120,000      80,000        690,000     460,000

H. Stanley Padgett..................           275,000      $4,231,250      166,320      25,000      2,413,010      81,250

Herb Biggers........................                --              --       10,000      90,000         50,000     475,000

Thomas P. Leahey....................                --              --       55,000      25,000        620,000     118,750

---------------------------

(a) Dollar values were calculated by determining the difference between the closing price of $17.00 per share of common stock, as reported by the New York Stock Exchange on January 31, 1998, and the exercise price of the options.

EMPLOYEE RETIREMENT SAVINGS PLAN

         The Company has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed one year of service with the Company. Under the 401(k) Plan, eligible employees may contribute up to 20% of their gross salary to the 401(k) Plan or $9,500, whichever is less. Each participating employee is fully vested in contributions made by such employee. The Company presently matches 25% of the amount contributed by an employee up to 6% of the employee's salary, but the Company's policy regarding matching contributions may be changed annually in the discretion of the Board of Directors. All amounts contributed under the 401(k) Plan are invested in one or more investment accounts administered by an independent plan administrator.

                              CERTAIN TRANSACTIONS

         As of October 1, 1998, a total of $892,000 was owed to the Company by A.J. Nassar, the Company's President and Chief Executive Officer. The largest aggregate amount of indebtedness outstanding from Mr. Nassar to the Company since the beginning of fiscal 1998 was $1.8 million. All amounts owed by Mr. Nassar bear interest at an annual rate of 8%. Mr. Nassar has agreed to repay all outstanding obligations to the Company in five annual installments of $200,000 per year (plus accrued interest) commencing on July 1, 1998 and on each March 1 thereafter until maturity. Certain of the loans made to Mr. Nassar in the past were done without prior approval of the Board of Directors of the Company, but were later ratified by the Board. All borrowings were made by Mr. Nassar to fund certain of his personal expenses. No additional loans will be made by the Company to Mr. Nassar. The Company may in the future, however, make loans to other officers and employees in furtherance of proper corporate purposes.

         In August 1997, the Company invested $1.0 million in North Atlantic Acquisition Corp. ("North Atlantic"), a blind pool investment vehicle. A.J. Nassar, the President and Chief Executive Officer of the Company, is a director and a shareholder of North Atlantic. At the time of the Company's investment in North Atlantic, Mr. Nassar owned 14.1% of the outstanding Class A common stock of North Atlantic. As a result of North Atlantic's initial public offering in late 1997, Mr. Nassar's percentage of ownership was reduced to 1.7% of the outstanding shares of Class A common stock.

         Kevodrew Realty, Inc. ("Kevodrew"), a company controlled by A.J. Nassar, leases space to a Company-owned store in Louisville, Kentucky. Payments by the Company to Kevodrew pursuant to this lease totaled $89,983 in fiscal 1998.

         In January 1998, the Company loaned $100,000 to Herb Biggers, who at the time was serving as the Company's Chief Operating Officer. This loan bears interest at an annual rate of 8.5%, payable monthly, with principal due on demand. This loan was made to Mr. Biggers to fund certain of his personal expenses. The maximum aggregate amount of indebtedness outstanding for Mr. Biggers to the Company since the beginning of fiscal 1998 was $102,000. This loan was repaid by Mr. Biggers in July 1998.

         In May 1998, the Company loaned $100,000 to Sandra Fowler, the Executive Vice President, Administration of the Company. This loan bears interest at an annual rate of 8.5%, payable monthly, with principal due on demand. This loan was made to Ms. Fowler to fund certain of her personal expenses.

         In September 1998, the Company loaned $100,000 to David E. Cicchinelli, the Company's Chief Operating Officer and a director. This loan bears interest at an annual rate of 8.5%, payable monthly, with principal due on demand. The loan was made to Mr. Cicchinelli to fund certain of his personal expenses.

         The Company, through its GCO subsidiary, leases two facilities in Montgomery, Alabama, from Dicky W. McAdams, a former director, who served on the Board of Directors of the Company from 1991 to August 1997, and the former Chairman of GCO. One of these facilities is owned directly by Mr. McAdams and the other facility is owned by a partnership in which Mr. McAdams has a 50% interest. Lease payments to Mr. McAdams and the partnership totaled $167,568 in fiscal 1998.

         Richard A. Kaplan and Herb Wolk, directors of the Company, and Ronald McSwain, a former director of the Company, own or owned floor covering retailers which are franchisees of the Company. The following table sets forth for the periods indicated, the amounts paid to the Company by the franchisees controlled by these directors and rebates received by these franchisees. Rebate payments to these franchisees by the Company represent a pass through of volume rebates paid by various floor covering manufacturers to the Company.



                                     FISCAL 1996                          FISCAL 1997                       FISCAL 1998
                              -------------------------           -------------------------          -------------------------
                              AMOUNTS PAID                        AMOUNTS PAID                       AMOUNTS PAID
         NAME                  TO COMPANY      REBATES             TO COMPANY       REBATES           TO COMPANY      REBATES
------------------------      -----------     ---------           -----------      --------          -----------     --------
Richard A. Kaplan........       $ 55,187      $ 35,909             $     --        $     --            $     --      $     --
Ronald McSwain...........        242,550       206,453              330,602         210,113             465,048       231,743
Herb Wolk................         47,604        26,863               61,485          25,553             134,384        72,903
                               ---------      ---------             --------       --------            --------      --------
     Total...............       $345,341      $269,225             $392,087        $235,666            $599,432      $304,646
                               =========      =========             ========       ========            ========      ========

         The ability of the Company to enter into future transactions with affiliates is limited by the terms of its Senior Notes and Credit Facility.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

         On October 10, 1998, the directors approved an amendment to Article IV of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to increase the number of authorized shares of Common Stock of the Company from 25,000,000 to 75,000,000 shares. In connection therewith, the following resolution will be introduced at the Special Meeting:

         RESOLVED: That Article IV of the Certificate of Incorporation of the Company shall be amended by deleting the first two paragraphs thereof in their entirety and replacing them as follows:

         "The Corporation shall have authority to issue 76,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

              Common Stock. One class shall consist of 75,000,000 shares of common stock having a par value of $.001 per share, designated "Common Stock." Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation."

         The Board of Directors recommends that shareholders approve the proposed amendment to the Company's Certificate of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. In August 1998, the Company issued 3,150,000 shares of Common Stock in connection with its acquisition of the retail store assets of Shaw Industries, Inc. As a result of this transaction, the number of shares of Common Stock which remained available for issuance was substantially reduced. The proposed increase in the number of shares of authorized Common Stock will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes.

         The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. The Company does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

         On October 30, 1998, 19,483,905 shares of Common Stock were issued and outstanding and approximately 3,200,000 shares of Common Stock were reserved for issuance under outstanding stock options or reserved for the payment of contingent consideration in connection with certain acquisitions made by the Company.

         It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of the Company, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of the Company. In connection with any issuance of shares of Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of the Company, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort to accumulate the shares of Common Stock of the Company or obtain control of the Company.

         The approval of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


                                AGENDA ITEM TWO
                    PROPOSAL TO AMEND 1993 STOCK OPTION PLAN

GENERAL

         On July 30, 1993, the Board of Directors of the Company adopted a 1993 Stock Option Plan (as amended, the "1993 Plan") for eligible officers, directors and key employees of the Company. The 1993 Plan provides for the grant of both incentive and non-qualified stock options. The purpose of the 1993 Plan is to encourage and enable eligible directors, officers and key employees of the Company and its subsidiaries to acquire proprietary interests in the Company and its subsidiaries through the ownership of common stock of the Company and to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company.

         Under the terms of the 1993 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of Common Stock to officers, directors and employees of the Company or of a subsidiary of the Company.

         As of October 30, 1998, the Company had granted options to purchase shares of Common Stock pursuant to the 1993 Plan as follows: (i) each Named Executive Officer (A.J. Nassar: 1,077,400 shares; James W. Inglis: 200,000 shares; H. Stanley Padgett: 101,318 shares; Herb Biggers: 100,000 shares; and Thomas P. Leahey: 130,000 shares); (ii) all current executive officers as a group: 1,985,615 shares; (iii) all current directors who are not executive officers as a group: 590,000 shares; and (iv) all employees, including all current officers who are not executive officers, as a group: 3.4 million shares.

DESCRIPTION OF PROPOSED AMENDMENT

         On October 10, 1998, the Board of Directors of the Company adopted an amendment to the 1993 Plan which would increase the number of shares of the Company Common Stock available for grant thereunder to 5,000,000 shares from 4,000,000 shares. As of October 30, 1998, less than 1,000 shares of Common Stock remained available for grant under the 1993 Plan. Further, as a result of the Company's recent acquisition of the retail store assets of Shaw Industries, Inc., the Company anticipates that it will be granting options to purchase shares of Common Stock to new employees who joined the Company in connection with this acquisition. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the 1993 Plan. The Board of Directors recommends that shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of the Company Common Stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the amendment to the 1993 Plan.

DESCRIPTION OF 1993 PLAN

         Effective Date. The effective date of the 1993 Plan is July 30,1993. The 1993 Plan shall remain in effect until all shares subject to or which may become subject to the 1993 Plan shall have been purchased pursuant to options granted under the 1993 Plan, provided that options under the 1993 Plan must be granted within ten (10) years from the effective date.

         Shares Subject to the 1993 Plan. The shares of the Company's common stock available for issuance under the 1993 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1993 Plan shall be 4,000,000 shares of Common Stock (5,000,000 shares if the amendment to the 1993 Plan is approved by the shareholders of the Company at the Special Meeting). Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1993 Plan.

         Persons Eligible to Participate in the 1993 Plan. Under the 1993 Plan, options may be granted only to officers, directors and key employees of the Company or its subsidiaries.

         Administration of the 1993 Plan. The 1993 Plan shall be administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of the Company from among its members (the "Committee"). Members of the Committee shall be "non-employee directors" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1993 Plan, the Board of Directors or the Committee has the authority to determine the employees to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

         Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1993 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

         The exercise price of options granted under the 1993 Plan will be determined by the Committee, but in no event shall be less than 100% of the Average Market Price of the common stock on the date of the grant of the option. The term Average Market Price is defined in the 1993 Plan to be the average of the high bid and low ask prices as of the close of business for the Company's shares of common stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc.,

Automated Quotation System (or other national quotation service). If the Company's common stock is registered on a national securities exchange, then Average Market Price shall mean the closing price of the Company's common stock on such national securities exchange. If the Company's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the common stock as determined in good faith by the Board of Directors or the Committee, but in no case less than the par value of such stock.

         Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1993 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock of the Company, or a combination of both. Upon payment, the Company will deliver stock certificates for such shares to the optionee.

         Termination of Service. In the event that a holder of an option granted under the 1993 Plan ceases to be a director or employee of the Company or any subsidiary of the Company for any reason other than his death or total and permanent disability, any incentive stock option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination. Any incentive stock options which are not exercisable on the date of such termination shall immediately terminate.

         Upon the death or total and permanent disability of the holder of an option, any incentive stock option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any incentive stock options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

         Options granted under the 1993 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1993 Plan are non-transferable except by will or under the laws of descent and distribution.

         Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

         In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares available under the 1993 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         Limitation on Number of Shares That May be Purchased. For incentive stock options granted under the 1993 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         Amendment and Termination of the 1993 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1993 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the maximum number of shares for which options may be granted under the 1993 Plan; (ii) reduce the option price or waiting period; (iii) extend the period during which options may be granted or exercised; (iv) change the class of employees eligible for incentive stock options; (v) otherwise materially modify the requirements as to eligibility for participation in the 1993 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1993 Plan.

         With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1993 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. All incentive stock options granted or to be granted under the 1993 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (a)      gain on the sale or other disposition; or

         (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

         The 1993 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

         Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and
(2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

         At present, the maximum tax rate on capital gains is generally 20% for assets held for more than 12 months, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         In general, an option granted under the 1993 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

         Non-Qualified Stock Options. All options granted or to be granted under the 1993 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         A participant in the 1993 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1993 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

         Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The 1993 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         General. The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1993 Plan and does not purport to be a complete description of all federal income tax aspects of the 1993 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1993 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1993 Plan.

         The approval of the holders of a majority of the shares of the Company Common Stock present and voting at the Special Meeting is necessary to approve the proposed amendment to the 1993 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1993 PLAN.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company (File No. 1-13099) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by this reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998;
         (2) The Company's Amendment No. 1 on Form 10-K/A dated June 26, 1998 to its Annual Report on Form 10-K for the fiscal year ended January 31, 1998;
         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998;
         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1998; and
         (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 12, 1993 and as amended by Amendment No. 1 on Form 8-A/A as filed with the Commission on August 26, 1993.

         Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         This Proxy Statement incorporates by reference certain documents concerning the Company that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents that are not specifically incorporated by reference therein, are available without charge to any person, including any beneficial owner, to whom this Proxy Statement is delivered upon written or oral request, to the Secretary, The Maxim Group, Inc., 210 TownPark Drive, Kennesaw, Georgia 30144.

                             SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received at the Company's principal executive offices by January 30, 1999 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

         With respect to any such proposals received by the Company after April 19, 1999, the persons named in the form of proxy solicited by management in connection with the 1999 annual meeting of shareholders of the Company will have discretionary authority to vote on any such shareholder proposals in accordance with their judgment of what is in the best interests of the Company.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.


                                         By Order of the Board of Directors,



                                         A.J. NASSAR
                                         President and Chief Executive Officer
Kennesaw, Georgia
November 18, 1998

                                                                      EXHIBIT A


                             THE MAXIM GROUP, INC.
                               210 TOWNPARK DRIVE
                            KENNESAW, GEORGIA 30144


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 1998 SPECIAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints A.J. Nassar and Thomas P. Leahey or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of THE MAXIM GROUP, INC. to be held on December 17, 1998, at 10:00 a.m. at 210 TownPark Drive, Kennesaw, Georgia 30144, and any adjournments or postponements thereof:

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE PROPOSALS LISTED ON THE REVERSE SIDE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE
NOTE: Please date and sign this Proxy exactly as name(s) appear(s) on reverse side. When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?


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


|X|  PLEASE MARK VOTES
      AS IN THIS EXAMPLE


__________________________________________             1. To approve an amendment to            For     Against    Abstain
                                                          the Certificate of Incorporation      [ ]       [ ]        [ ]
          THE MAXIM GROUP, INC.                           of the Company to increase the
__________________________________________                number of authorized shares of
                                                          Common Stock from 25,000,000
                                                          shares to 75,000,000 shares.



                                                                                                For     Against    Abstain
Mark box at right if an address change or         [ ]  2. To approve an amendment to the        [ ]       [ ]        [ ]
comment has been noted on the reverse                     1993 Stock Option Plan of the
side of this card.                                        Company to increase the number
                                                          of shares of Common Stock avail-
                                                          able for grant thereunder from
RECORD DATE SHARES:                                       4,000,000 shares to 5,000,000 shares.



                                                       3. To transact such other business incidental to the conduct of the
                                                          Special Meeting as may properly come before the Special Meeting or any adjournments or postponements thereof.

Please be sure to sign and date this Proxy.  Date:_________


------------------------------------------------------
  Shareholder sign here            Co-owner sign here



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